Form of 1995 Unit Purchase Warrant
                       ----------------------------------

On March 17, 1998, Procept, Inc. ("Procept") completed a merger (the "Merger") with Pacific Pharmaceuticals, Inc. ("Pacific"). In accordance with the Agreement and Plan of Merger Between Procept, Procept Acquisition Corp. and Pacific dated December 10, 1998, as amended, each outstanding option and warrant to purchase Pacific common stock, $0.02 par value, ("Pacific Common Stock") held by investors and corporate partners has been assumed by Procept. Each such option and warrant will continue to have, and be subject to, the terms and conditions set forth in such option or warrant immediately prior to the Merger except that
(i) each option and warrant shall be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Procept common stock, $0.01 par value, ("Procept Common Stock") equal to the product of the number of shares of Pacific Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Merger multiplied by 0.10865, rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the Procept Common Stock issuable upon exercise of such option and warrant shall be equal to the quotient, rounded down to the nearest whole cent, determined by dividing the exercise price per share of Pacific Common Stock at which such option or warrant was exercisable immediately prior to the Merger by 0.10865.

As of March 25, 1999 there are outstanding 1995 Unit Purchase Warrants to purchase an aggregate of (i) 47,331 Class A Warrants to purchase Procept Common Stock and (ii) 37,865 shares of Procept Common Stock.

                                                             Warrant to Purchase
                                                                   [     ] Units


                          Pacific Pharmaceuticals, Inc.
                          Form of Unit Purchase Warrant

                            Dated: November 27, 1995


         THIS CERTIFIES THAT [                       ] and/or his/its designees
(herein sometimes called the "Holder") is entitled to purchase from PACIFIC PHARMACEUTICALS, INC., a Delaware corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to
[               ] Units (the "Units") of the Company at a purchase price of
$110,000 per Unit (the "Exercise Price'), with each Unit consisting of 80,000 shares of Common Stock, $.02 par value, of the Company (the "Common Stock") and 100,000 warrants (the "Warrants") to purchase 100,000 shares of Common Stock at an exercise price of $1.00 (subject to adjustment pursuant to the Warrants, the "Warrant Exercise Price") and exercisable for a period often years from the date of issuance.

         This Unit Purchase Warrant to purchase [         ] Units (the "Purchase
Warrant"), Subject to adjustment in accordance with Section 6 of this Agreement, was issued pursuant to a private placement conducted by Paramount Capital, Inc.

         Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to the Purchase Warrant herein granted shall bear the same terms and conditions as described under the caption "Description of Securities" in the Confidential Private Placement Memorandum dated September 18, 1995 (as supplemented and amended October 11, 1995 and October 12, 1995) and the Warrants issued pursuant to the Purchase Warrant shall be governed by the terms of the Warrant Agreement dated as of October 13, 1995 executed in connection with the Offering (the "Warrant Agreement"), and the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Common Stock and the Warrants included in the Purchase Warrant, and the shares of Common Stock underlying the Warrants (the "Warrant Shares"). The Company has listed the Common Stock and the Warrant Shares underlying this Purchase Warrant on the American Stock Exchange ("AMEX"). In the event of any extension of the expiration date or reduction of the Warrant Exercise Price of the Warrants issued to the Purchasers of the Units, the same changes to the Warrants included in this Purchase Warrant shall be simultaneously effected.

         1. (a) The rights represented by this Purchase Warrant may be exercised at any time in whole or in part, by (i) the surrender of this Purchase Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price of 110,000 per Unit for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Purchase Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Purchase Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 1, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder as soon as practicable but not later than ten (10) days after the rights represented by this Purchase Warrant shall have been so exercised.

            (b) At any time during the period above specified, during which this Purchase Warrant may be exercised, the Holder may, at its option, exchange this Purchase Warrant, in whole or in part (an "Purchase Warrant Exchange"), into the minter of Units determined in accordance with this Section (b), by surrendering this Purchase Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Units into which this Purchase Warrant is to be exchanged and the date on which the Holder requests that such Purchase Warrant Exchange occur (the "Notice of Exchange"). The Purchase Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Common Stock and Warrants issuable upon such Purchase Warrant Exchange and, if applicable, a new Purchase Warrant of like tenor evidencing the balance of the Units remaining subject to this Purchase Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Purchase Warrant Exchange, this Purchase Warrant shall represent the right to subscribe for and acquire the number of Units (rounded to the next highest integer) equal to (x) the number of Units specified by the Holder in its Notice of Exchange up to the maximum number or Purchase Warrant Units subject to this option (the "Total Number") less (y) the number of Purchase Warrant Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value of the Common Stock plus the Fair Market Value of the Warrants. "Fair Market Value" shall mean first, if there is a trading market as indicated in Subsection (1) below for the Units, such Fair Market Value of the Units and if there is no such trading market in the Units, then Fair Market Value shall have the meaning indicated in Subsections (ii) through (v) below for the aggregate value of all shares of Common Stock and Warrants which comprise a Unit:

                  (i) If the Units are listed on a national securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the AMEX, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of the Units on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

                  (ii) if the Common Stock or Warrants are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the AMEX, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of Common Stock or Warrants, respectively, on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

                  (iii) If the Common Stock or Warrants are not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Common Stock or Warrants, respectively, for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

                  (iv) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company; or

                  (v) If the Warrants are not so listed or admitted to unlisted trading privileges, and bid and asked prices are not so reported for Warrants, then Fair Market Value for the Warrants shall be an amount equal to the difference between (i) the Fair Market Value of the shares of Common Stock which may be received upon the exercise of the Warrants, as determined herein, and (ii) the Warrant Exercise Price.

         2. This Purchase Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act. The Company may treat the registered Holder of this Purchase Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Purchase Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Purchase Warrants. All Purchase Warrants issued upon the transfer or assignment of this Purchase Warrant will be dated the same date as this Purchase Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

         3. (a) The Holder represents, by accepting this Warrant, that he understands that this Warrant and any securities obtainable upon exercise of this Purchase Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder understands that he must bear the economic risk of his investment in this Purchase Warrant and any securities obtainable upon exercise of this Purchase Warrant for an indefinite period of time, as this Purchase Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

            (b) The Holder, by his acceptance of this Purchase Warrant, represents to the Company that he is acquiring this Purchase Warrant and will acquire any securities obtainable upon exercise of this Purchase Warrant for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. The Holder agrees that this Purchase Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer its effective under the Act and any applicable state securities laws or (ii) the Holder delivers to the Company an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required.

            (c) Notwithstanding the foregoing, this Purchase Warrant may be sold, transferred, assigned or hypothecated (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount, (ii) to any of the officers or employees of Paramount or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Purchase Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Purchase Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Purchase Warrants. All warrants issued upon the transfer or assignment of this Purchase Warrant will be dated the same date as this Purchase Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

            (d) The Holder represents that the Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), as indicated by his responses to the questions contained in Section 9 hereof, and that Holder is able to hear the economic risk of an investment in the Units.

         4. This Purchase Warrant shall not entitle the Holder to any voting rights or any other rights, or subject to the Holder to any liabilities, as a stockholder of the Company.

         5. (a) The Holder shall with respect to the shares of Common Stock and the Warrant Shares underlying this Purchase Warrant, have the right to participate in the registration rights granted to purchasers of the Units pursuant to Section 4 of the subscription agreements (the "Subscription Agreements") between such purchasers and the Company that were entered into at the time of the initial sale of the Units. By acceptance of this Purchase Warrant, the Holder agrees to comply with the provisions in Section 4 of the Subscription Agreement to same extent as if it were a party thereto.

            (b) Until all shares of Common Stock and the Warrant Shares underlying this Purchase Warrant have been sold under a Registration Statement or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

         6. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock
(ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine, or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise

Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be successively whenever any event listed above shall occur.

            (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than (i) the current market price of the Common Stock (as defined in Subsection (d) below) on the record date mentioned below, or (ii) the Exercise Price on a per share basis giving no value to the Warrants included in the Units (the "Per Share Exercise Price") on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the number of shares then comprising a Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Per Share Exercise Price, the price determined by multiplying the number of shares then comprising a Unit by the product of the Per Share Exercise Price in effect immediately prior to the date of issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Per Share Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding an the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

            (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising a Unit by the product of the Per Share Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (d) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

            (d) For the purpose of any computation under Subsections (b) or (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange, including the AMEX. on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange or market, the average of the highest reported bid and lowest reported asked prices as reported by AMEX, or other similar organization if AMEX is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

            (e) Whenever the Exercise Price payable upon exercise of each Purchase Warrant is adjusted pursuant to Subsection (a), (b) and (c) above, the number of Shares purchasable upon exercise of this Purchase Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Purchase Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

            (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease oft least five cents (0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6 as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the Registered Holder of Common Stock or securities convertible into Common Stock (including Warrants).

            (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 20 days after any request for such an adjustment by the Registered Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Purchase Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Registered Holder at his last address appearing in the warrant register of the Warrant Agent, and shall cause a certified copy thereof to be mailed to its Warrant Agent. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computations required by this Section 6. and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Registered Holder of the Purchase Warrants thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Purchase Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (a) above.

            (i) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Purchase Warrant Units issuable upon exercise of each Purchase Warrant and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (j) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Purchase Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Purchase Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i) inclusive above.

            (k) In case any event shall occur as to which the other provisions of this Section 6 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Purchase Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Purchase Warrants representing the right to purchase a majority of the Purchase Warrant Units may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Purchase Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the

Holder of this Purchase Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

         7. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Purchase Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder shall have the right thereafter by exercising this Purchase Warrant at any time prior to the expiration of the Purchase Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Purchase Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Purchase Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other that Common Stock any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection 6(a) hereof.

         8. This Agreement shall be governed by and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, Pacific Pharmaceuticals, Inc. has caused this Purchase Warrant to be signed by its duly authorized officers under its corporate seal, and this Purchase Warrant to be dated November 27, 1995.

                                                  PACIFIC PHARMACEUTICALS, INC.


                                                  By:
                                                      -------------------------
                                                      Name:
                                                      Title:

(Corporate Seal)
Attest:



----------------------------


HOLDER



----------------------------

                                  PURCHASE FORM
                                  -------------

                   (To be signed only upon exercise of option)

         The undersigned, the holder of the foregoing Purchase Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Purchase Warrant for, and to purchase thereunder, ________ Units of Pacific Pharmaceuticals Inc., each Unit consisting of _________ shares of $_______ Par Value Common Stock and ________ Warrant(s) to purchase _________ share(s) ________ of Common Stock and herewith makes payment of $_______ thereof.


Dated:                , 19    .              Instructions for Registration of Stock and Warrants
      ----------------    ----


                                             ---------------------------------------------------
                                             Print Name


                                             ---------------------------------------------------
                                             Address


                                             ---------------------------------------------------
                                             Signature

                            PURCHASE WARRANT EXCHANGE
                            -------------------------

         The undersigned, pursuant to the provisions of the foregoing Purchase Warrant, hereby elects to exchange its Purchase Warrant for _________ Units of __________, each Unit consisting of shares of $_________ Par Value Common Stock and _________ Warrant(s) to purchase _________ share(s) _________ of Common Stock, pursuant to the Purchase Warrant Exchange provisions of the Purchase Warrant.

Dated:                , 19
      ----------------    ---


                                        --------------------------------------------------
                                        Print Name


                                        --------------------------------------------------
                                        Address


                                        --------------------------------------------------
                                        Signature

                                  TRANSFER FORM
                                  -------------

            (To be signed only upon transfer of the Purchase Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto ____________the right to purchase Units represented by the foregoing Purchase Warrant to the extent of Units, and appoints _____________ attorney to transfer such rights on the books of __________, with full power of substitution in the premises.

Dated:                 , 19

                                             [                            ]


                                             By:
                                                 -------------------------------


                                             -----------------------------------
                                             Address


In the presence of: